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           COINSURANCE AND YEARLY RENEWABLE TERM REINSURANCE AGREEMENT


                                     BETWEEN


                AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY
                              West Des Moines, Iowa


                                       AND


                 ATLANTIC INTERNATIONAL REINSURANCE COMPANY LTD.
                        Bridgetown, Barbados, West Indies

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                COINSURANCE AND YEARLY RENEWABLE TERM REINSURANCE

ARTICLE                                                                 PAGE
-------                                                                 ----

I.        PREAMBLE AND REINSURANCE PROVIDED.........................      3

II.       TERM, TERMINATION AND RECAPTURE...........................      3

III.      REINSURANCE COVERAGE......................................      4

IV.       REINSURANCE PREMIUMS AND EXPENSE ALLOWANCES...............      5

V.        EXPERIENCE ACCOUNT BALANCE................................      7

VI.       CASH BALANCE..............................................      8

VII.      CASH SETTLEMENT ADJUSTMENTS...............................      9

VIII.     FINANCIAL COVENANTS.......................................     10

IX.       REPORTS AND REMITTANCES...................................     12

X.        NET RETAINED LINES........................................     13

XI.       EXCLUSIONS................................................     14

XII.      INSOLVENCY................................................     15

XIII.     ARBITRATION...............................................     16

XIV.      AGREEMENT, AMENDMENTS AND MERGER..........................     17

XV.       MISCELLANEOUS.............................................     18

XVI.      SECURITY..................................................     20

XVII.     SERVICE OF SUIT...........................................     24

XVIII.    REINSURANCE INTERMEDIARY..................................     24

          SIGNATURE PAGE............................................     26

          EXHIBIT 1 - SAMPLE REPORTING FORMAT

          Schedule A - SUBJECT BUSINESS CONTRACTS (TYPES)

          Schedule B -  YRT BASE RATE BY AGE (NEAREST BIRTHDAY)

          Schedule C -  TARGET CASH BALANCES

          Schedule D -  COMPANY INFORMATION

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                   ARTICLE I: PREAMBLE AND REINSURANCE PROVIDED


1.01      -     This is an Agreement of Coinsurance and Yearly Renewable Term
                Reinsurance between:

                AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY
                              West Des Moines, Iowa

                   (hereinafter referred to as the "Company")

                                       and

                ATLANTIC INTERNATIONAL REINSURANCE COMPANY LTD.
                        Bridgetown, Barbados, West Indies

                  (hereinafter referred to as the "Reinsurer")

                whereby, the Reinsurer agrees to indemnify the Company for Covered Losses paid by the Company subject to all of the terms and conditions of this Agreement.


                   ARTICLE II: TERM, TERMINATION AND RECAPTURE


2.01      -     EFFECTIVE DATE:  The Effective Date of this Agreement shall be
                12:01 a.m., Central Standard Time, January 1, 2001.

2.02      -     TERM:  This Agreement shall remain in force and the Term of this
                Agreement shall be from the Effective Date until the earlier of
                (i) the date of death of the last contract holder of a Subject
                Business agreement, or (ii) the Recapture Date.

2.03      -     NEW BUSINESS TERMINATION DATE:  With respect to new policies issued by the Company, this Agreement shall terminate as follows

                (a) on the termination date requested by the Reinsurer, subject to written notice to the Company at least one-hundred-twenty (120) days prior such termination date;

                (b) immediately upon failure by the Company to comply with one or more of the Financial Covenants set forth in Section
                      8.02 herein; or

                (c) immediately once the Cash Balance equals or exceeds fifteen-million dollars ($15,000,000).

                The date on which this Agreement terminates with respect to new policies shall hereinafter be referred to as the "New Business Termination Date".

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2.04      -     TERMINATION AND RECAPTURE:  The Company may terminate this
                Agreement and recapture all business reinsured hereunder at any time after June 29, 2001 by providing written notice to the Reinsurer by registered or certified mail, return receipt requested, at least one-hundred-twenty (120) days in advance, such notice to include the effective date of termination and recapture.

                The Reinsurer may terminate this Agreement only if the Company fails to pay any Reinsurance Premium when due in accordance with
                Section 4.01, subject to ninety (90) days' notice and demand for such Reinsurance Premium by the Reinsurer.

                The date on which this Agreement is terminated by the Company or by the Reinsurer as set forth in this Section 2.04 shall hereinafter be referred to as the "Recapture Date". On the Recapture Date, the Company shall pay to the Reinsurer the Cash Balance as of the Recapture Date, that being the Cash Balance on the Settlement Date immediately preceding the Recapture Date adjusted to include interest through the Recapture Date, and the Reinsurer shall be released from all current and future liabilities under this Agreement.


                        ARTICLE III: REINSURANCE COVERAGE


3.01      -     COVERAGE:

                (a) SECTION A: The Reinsurer shall indemnify the Company for Section A Covered Losses paid by the Company.

                (b) SECTION B: The Reinsurer shall indemnify the Company for Section B Covered Losses paid by the Company.

3.02      -     SUBJECT BUSINESS:  Subject Business shall mean all contracts issued by the Company on or after the Effective Date that are classified as one of the types of contracts listed on Schedule A attached hereto and incorporated herein; provided, however, that Subject Business shall not include any contracts issued by the Company on or after the New Business Termination Date.

                It is understood and agreed that the Company shall continue to administer the Subject Business during the Term of this Agreement.

3.03      -     SUBJECT LOSSES:

                (a) Section A Subject Losses shall mean all benefits paid by the Company to contract holders of the Subject Business contracts, including surrender values paid, death benefits paid, and interest and premium bonuses credited in accordance with the terms of such Subject Business contracts. Section A Subject Losses shall not include rider benefits, extracontractual payments, extracontractual damages, and other benefits not intended under the terms of the Subject Business contracts.

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                (b)   Section B Subject Losses shall mean all surrender charges
                      waived by the Company upon death of the contract holders of the Subject Business contracts, but only as respects that portion of the Subject Business that is not reinsured under Section A of this Agreement.

3.04      -     COVERED LOSSES:

                (a) Section A Covered Losses shall equal two percent (2%) of Section A Subject Losses.

                (b) Section B Covered Losses shall equal Section B Subject Losses, subject to the Section B Aggregate Limit.

                (c) The sum of Section A Covered Losses and Section B Covered Losses shall hereinafter be referred to collectively as "Covered Losses".

3.05      -     SECTION B AGGREGATE LIMIT:  The Section B Aggregate Limit for
                the sum of all Section B Covered Losses indemnified by the Reinsurer under this Agreement shall equal fifty-million dollars
                ($50,000,000).

                The Section B Aggregate Limit is the maximum amount recoverable by the Company under Section B of this Agreement. Under no circumstances shall the Reinsurer pay more than the Section B Aggregate Limit under Section B.


             ARTICLE IV: REINSURANCE PREMIUMS AND EXPENSE ALLOWANCES


4.01      -     REINSURANCE PREMIUM:

                (a) Section A Reinsurance Premium for each Accounting Period shall equal two percent (2%) of all single, first-year and renewal premiums received by the Company for that Accounting Period on Subject Business.

                (b) Section B Reinsurance Premium shall equal, for the Accounting Period commencing July 1, 2001 and each Accounting Period thereafter, the sum of the following:

                      (i) for each Subject Business contract in force, twenty-five percent (25%) of the applicable rate from Schedule B attached hereto and incorporated herein, based on the contract holder's age at the nearest birthday at the beginning of that Accounting Period, MULTIPLIED BY the arithmetic average of the Net Amount at Risk at the beginning of that Accounting Period and the Net Amount at Risk at the end of that Accounting Period;

                      (ii) a policy fee of eighteen-dollars-and-seventy-five-cents ($18.75) for each Subject Business contract in force at the beginning of that Accounting Period; and

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                      (iii) fifty-percent (50%) of the amount by which the
                            account value exceeds the cash surrender value paid by the Company on each partial surrender and each full surrender of Subject Business contracts during that Accounting Period.

                      "Net Amount at Risk" as used herein shall mean, as respects each Subject Business contract, the amount by which the account value payable to the beneficiary upon death of the contract holder exceeds the cash surrender value at such time.

                (c) The sum of Section A Reinsurance Premium and Section B Reinsurance Premium shall hereinafter be referred to collectively as the "Reinsurance Premiums". The Reinsurance Premiums for each Accounting Period shall be due and payable from the Company to the Reinsurer as part of the Total Settlement for that Accounting Period in accordance with Section 9.06.

4.02      -     EXPENSE ALLOWANCES:

                (a)   SECTION A:

                      (i) For each Accounting Period, the Section A First Year Expense Allowances shall equal the portion of the Section A Reinsurance Premium paid for that Accounting Period that relates to single and first-year premiums received by the Company.

                      (ii) For each Accounting Period, the Section A Renewal Expense Allowances shall be equal to twenty-five cents ($0.25) for each Subject Business contract in force.

                      The Section A First Year Expense Allowances and the Section A Renewal Expense Allowances for each Accounting Period shall hereinafter be referred to collectively as the "Section A Expense Allowances".

                (b) SECTION B: Section B Expense Allowances for each Accounting Period shall equal:

                      (i)   the sum of

                            (x) two-and-twenty-five-hundredths percent (2.25%) of single and first-year premiums paid to the Company during that Accounting Period, excluding any premium bonuses, for Subject Business contracts (other than SPDA 6-5 contracts) with a first-year surrender charge of fifteen percent (15%) or less; and

                            (y) three percent (3%) of single and first-year premiums paid to the Company during that Accounting Period, excluding any premium bonuses, for Subject Business contracts with

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                                  a first-year surrender charge in excess of
                                  fifteen percent (15%); and

                            (z) for Subject Business contracts classified as SPDA 6-5 contracts, one percent (1%) of single and first-year premiums paid to the Company during that Accounting Period, excluding any premium bonuses;

                      MINUS

                      (ii) the absolute value of any negative Cash Settlement Adjustment for that calendar quarter as determined in accordance with Section 7.01.

                (c) The Section A Expense Allowances and the Section B Expense Allowances for each Accounting Period shall hereinafter be referred to collectively as the "Expense Allowances". The Expense Allowances for each Accounting Period shall be due and payable from the Reinsurer to the Company as part of the Total Settlement for that Accounting Period in accordance with Section 9.06.

                (d) It is understood and agreed that the Reinsurer shall have no obligation to reimburse the Company for any direct or allocable expenses or taxes.


                      ARTICLE V: EXPERIENCE ACCOUNT BALANCE


5.01      -     EXPERIENCE ACCOUNT BALANCE: An Experience Account Balance
                ("EAB") shall be calculated at the end of each Accounting
                Period. The EAB as of the Effective Date, and at any time thereafter until the end of the first Accounting Period, shall be equal to zero (0). The EAB at the end of the first Accounting
                Period shall be equal to the Experience Account Gain for that Accounting Period. The EAB at the end of each Accounting Period thereafter shall equal the EAB at the end of the prior
                Accounting Period plus the Experience Account Gain for that
                Accounting Period.

5.02      -     EXPERIENCE ACCOUNT GAIN:  The Experience Account Gain for each
                Accounting Period shall equal the sum of:

                (a) the Section A Reinsurance Premium for that Accounting Period; and

                (b) the Coinsurance Reserves at the end of the prior Accounting Period;

                minus the sum of

                (c)   the Section A Expense Allowances for that Accounting
                      Period;

                (d)   the Section A Covered Losses for that Accounting Period;

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                (e)   the Coinsurance Reserves at the end of that Accounting
                      Period; and

                (f)   the Risk and Expense Charge for that Accounting Period.

5.03      -     COINSURANCE RESERVES:  The Coinsurance Reserves at the end of
                each Accounting Period shall equal two percent (2%) of the statutory reserves held for the Subject Business as of the end of that Accounting Period.

5.04      -     RISK AND EXPENSE CHARGE:  The Risk and Expense Charge for each
                Accounting Period shall equal (a) eight-tenths-of-one-percent
                (0.8%), MULTIPLIED BY (b) the number of days in that Accounting
                Period divided by three-hundred-sixty (360) days, MULTIPLIED BY
                (c) the absolute value of the EAB at the end of the prior
                Accounting Period.


                            ARTICLE VI: CASH BALANCE


6.01      -     CASH BALANCE: The Cash Balance on the Effective Date
                shall be equal to zero (0). The Cash Balance for the first
                Accounting Period shall be determined on the Settlement Date for that Accounting Period in an amount equal to the Total
                Settlement for that Accounting Period. The Cash Balance for each
                Accounting Period thereafter shall be determined on the Settlement Date for that Accounting Period in an amount equal to
                (a) the Total Settlement for that Accounting Period, PLUS (b) the Interest on Cash Balance at that Settlement Date, PLUS (a) the Cash Balance for the prior Accounting Period, as determined on the applicable Settlement Date.

6.02      -     INTEREST ON CASH BALANCE: The Interest on Cash Balance at the
                first Settlement Date shall be equal to zero (0). The Interest on Cash Balance at each Settlement Date thereafter shall equal
                (a) the Cash Balance Rate on that Settlement Date, MULTIPLIED BY
                (b) the Cash Balance on the prior Settlement Date.

6.03      -     CASH BALANCE RATE:  The Cash Balance Rate at each Settlement
                Date shall equal (a) the ninety (90) day London Interbank
                Offered Rate ("LIBOR"), as reported on Telerate Page 3750 as of
                11:00 a.m., London time, on the last Business Day prior to that Settlement Date, plus one-and-four-tenths percent (1.4%), MULTIPLIED BY (b) the ratio that the number of days during that Accounting Period for which the Cash Balance is positive bears to three-hundred-sixty (360) days.

                "Telerate Page 3750" means the display page currently so designated on the Dow Jones Market Service or any successor service (or such other page as may replace that page on the Dow Jones Market Service or any successor service for the purpose of displaying comparable rates or prices).

6.04      -     TARGET CASH BALANCE:  The Target Cash Balance at the end of each
                Accounting Period shall be the amount set forth in Schedule C attached hereto and incorporated herein for that Accounting
                Period.

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                    ARTICLE VII: CASH SETTLEMENT ADJUSTMENTS


7.01      -     CASH SETTLEMENT ADJUSTMENTS:  The Cash Settlement Adjustment for
                each Accounting Period shall be calculated on or before the Settlement Date for that Accounting Period in an amount equal to:

                (a)   the Target Cash Balance at the end of that Accounting
                      Period;

                MINUS

                (b)   the Tentative Settlement for that Accounting Period;

                MINUS

                (c)   the Loss Carryover for the prior Accounting Period;

                MINUS

                (d) the Cash Balance for the prior Accounting Period as of the applicable Settlement Date;

                MINUS

                (e)   the Interest on Cash Balance for that Accounting Period;

                MINUS

                (f)   the Risk and Expense Charge for that Accounting Period.

                If the Cash Settlement Adjustment for an Accounting Period is greater than zero (0) AND the Company is not, and was not, in violation of one or more of the Financial Covenants at any time during that Accounting Period or any prior Accounting Periods, an Experience Refund in an amount equal to such Cash Settlement Adjustment shall be paid by the Reinsurer to the Company as part of the Total Settlement for that Accounting Period in accordance with Section 9.06. If the Cash Settlement Adjustment for an Accounting Period is less than zero (0), the absolute value of such Cash Settlement Adjustment shall be deducted from the Section B Expense Allowances for that Accounting Period as set forth in Section 4.02.

                At the sole option of the Reinsurer, the Experience Refund may be recalculated at the end of any Accounting Period in accordance with the above formula, where items (b), (e) and (f) include all Accounting Periods within the calendar year as opposed to individual Accounting Periods, and items (c) and (d) are valued as of the end of the last Accounting Period of the prior calendar year. Upon any such recalculation of the Experience Refund, the Total Settlement will be recalculated accordingly.

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7.02      -     LOSS CARRYOVER:  The Loss Carryover at the end of the first
                Accounting Period shall be equal to zero (0). The Loss Carryover at the end of each Accounting Period thereafter shall equal the greater of (i) zero (0), or (ii) an amount equal to:

                (a) the Cash Balance for the prior Accounting Period as calculated on the applicable Settlement Date,

                PLUS

                (b) the Interest on Cash Balance for that Accounting Period as calculated on the applicable Settlement Date,

                PLUS

                (c)   the Total Settlement for that Accounting Period,

                MINUS

                (d)   the Target Cash Balance at the end of that Accounting
                      Period.


                        ARTICLE VIII: FINANCIAL COVENANTS


8.01      -     NON-COMPLIANCE WITH FINANCIAL COVENANTS:  The Company shall notify the Reinsurer within five (5) Business Days of any failure by the Company to comply with one or more of the Financial Covenants. As provided in Section 2.03, this Agreement will terminate as respects new policies issued by the Company immediately upon failure by the Company to comply with one or more of the Financial Covenants.

8.02      -     FINANCIAL COVENANTS:  The Financial Covenants are:

                (a) the Company shall maintain Risk Based Capital, as measured by the formula prescribed by the insurance department of the Company's state of domicile, of no less than two-hundred-fifteen percent (215%) of the Company Action Level;

                (b) the Company shall maintain Total Surplus of no less than one-hundred-twenty-five-million dollars ($125,000,000);

                (c) there shall be no Change of Control of the Company, where "Change of Control" is signaled by the requirement that the Company, or the parent of the Company, file such change with any insurance department or with the Securities Exchange Commission;

                (d) there shall be no material change in the Company's underwriting guidelines from those in effect as of the Effective Date, unless the

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                      Company obtains the prior written approval of the
                      Reinsurer to such change;

                (e) there shall be no material change in the overall credit quality of the Company's investment portfolio from the Effective Date;

                (f) the insurance financial strength rating of the Company as assigned by A.M. Best Company shall not be less than "A-";

                (g) the Financial Leverage Ratio (as defined in Section 8.03) of the Company and its corporate parent combined shall not be greater than sixty percent (60%); and

                (h) the Cash Coverage Ratio (as defined in Section 8.04) of the Company and its parent combined shall not be less than one-and-two-tenths (1.2).

8.03      -     FINANCIAL LEVERAGE RATIO:  The Financial Leverage Ratio at any
                time shall be determined as follows, with the result expressed as a percentage:

                (a) the sum of (i) the principal amount of loans outstanding at American Equity Investment Life Holding Company (the "Holding Company"), and (ii) the principal amount of loans outstanding at American Equity Investment Service Company (the "Service Company"), excluding any such loans that may be included in (a)(i) herein;

                DIVIDED BY

                (b)   the sum of (i) the Company's Total Capital and Surplus,
                      (ii) the Company's Asset Valuation Reserve, and (iii) the Company's Interest Maintenance Reserve, where items (i),
                      (ii) and (iii) are the respective amounts as reported on the Company's most recent certified statutory financial statements.

8.04      -     CASH COVERAGE RATIO:  The Cash Coverage Ratio at any time shall equal:


                (a) the sum of (i) amounts available to the Company at that time for dividends to stockholders in accordance with the statutes and regulations of the State of Iowa, (ii) any commissions paid by the Company to the Service Company during the current Accounting Period, (iii) investment income of the Holding Company, excluding income from investments in subsidiaries, during the current Accounting Period, (iv) cash operating expenses of the Holding Company during the current Accounting Period, and (v) restricted payments (dividends paid to shareholders) by the Holding Company during the current Accounting Period;

                DIVIDED BY

                (b) the sum of (i) interest on loans outstanding at the Holding Company, (ii) distribution by the Holding Company on trust preferreds, and (iii) twenty

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                      percent (20%) of the principal amounts of loans
                      outstanding at the Holding Company and at the Service Company.


                       ARTICLE IX: REPORTS AND REMITTANCES


9.01      -     COMPANY REPORTS:  The Company shall provide to the Reinsurer, no less than three (3) Business Days prior to each Settlement Date, all information and data required by the Reinsurer to fulfill its obligations and rights under this Agreement and to satisfy its legal reporting requirements. A suggested format for such reporting is attached hereto as Exhibit 1. The Company shall also furnish to the Reinsurer, on a quarterly basis, a copy of its certified statutory financial statements at the time such statements are submitted by the Company to the regulatory authority in its state of domicile, and shall furnish the Reinsurer with a statement at the end of each Accounting Period that demonstrates the Company's compliance with the Financial
                Covenants.

9.02      -     ACCOUNTING PERIOD:  Accounting Period shall mean each calendar quarter during the Term of this Agreement. In the event the Recapture Date occurs at any time other than at the end of a calendar quarter, the last Accounting Period shall be the period from the beginning of that calendar quarter to the Recapture
                Date, both dates inclusive.

9.03      -     SETTLEMENT DATES:  The Settlement Date for each Accounting
                Period shall be the first Business Day on or after fifteen (15) days after the end of that Accounting Period.

9.04      -     BUSINESS DAY:  Business Day shall mean any day other than a
                Saturday, a Sunday, or a day on which commercial banks in Bridgetown, Barbados, the State of New York, or the State of
                Iowa are authorized by law or executive order to close.

9.05      -     TENTATIVE SETTLEMENT:  The Tentative Settlement for each
                Accounting Period shall be determined as follows:


                (a) any amounts due to the Company under Section A of this Agreement for that Accounting Period;

                PLUS

                (b) any amounts due to the Company under Section B of this Agreement for that Accounting Period;

                MINUS THE SUM OF

                (c) any amounts due to the Reinsurer under Section A of this Agreement for that Accounting Period; and

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                (d)   any amounts due to the Reinsurer under Section B of this
                      Agreement for that Accounting Period.

                For the avoidance of doubt, the Experience Refund for an Accounting Period shall not be included in the computation of the Tentative Settlement for that Accounting Period.

9.06      -     TOTAL SETTLEMENT:  The Total Settlement for each Accounting
                Period shall equal (a) the Tentative Settlement for that Accounting Period, plus (b) the Experience Refund, if any, for that Accounting Period, MINUS (c) the cost for that Accounting
                Period of any Security provided by the Reinsurer in accordance with Article XVI - SECURITY. If the Total Settlement for an
                Accounting Period is greater than zero, then such Total
                Settlement shall be due and payable by the Reinsurer to the Company on the Settlement Date for that Accounting Period.
                If the Total Settlement is less than zero, then the absolute value of such Total Settlement shall be due and payable by the Company to the Reinsurer on the Settlement Date for that Accounting Period.


                          ARTICLE X: NET RETAINED LINES


10.01     -     APPLICATION OF OTHER REINSURANCE PROCEEDS:  This Agreement
                applies only to that portion of insurance or reinsurance which, after the application of all reinsurance other than the reinsurance hereunder, the Company retains net for its own account. In calculating the amount of loss hereunder for which the Company shall be reimbursed, only the loss with respect to such retained portion shall be included.

10.02     -     COLLECTION OF OTHER REINSURANCE PROCEEDS:  The amount of the
                Reinsurer's liability hereunder shall not be increased by reason of the Company's inability to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers, or otherwise.

 10.03    -     OTHER REINSURANCE: In order to provide that the Reinsurer's liability under this Agreement shall not be increased in any calendar year by a change in reinsurance ceded or recoverable by the Company, the reinsurance arrangements, including treaties, facultative certificates and interpretations with respect to obligations thereunder, which were in effect on January 1, 2001 are deemed to continue in effect for purposes of all computations hereunder.


                             ARTICLE XI: EXCLUSIONS


 11.01    -     EXTRACONTRACTUAL DAMAGES: This Agreement does not cover
                extracontractual damages or extracontractual liability resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Company or its directors, officers, employees and agents. The following types of damages are examples of damages excluded under this Agreement for the

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                conduct described above: actual damages, damages for emotional distress, and punitive or exemplary damages.

 11.02    -     INSOLVENCY FUNDS: The Reinsurer shall not be obligated to pay to the Company any share of any liability of the Company arising, bycontract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency Fund" includes any guaranty or insolvency fund, plan, pool, association, or other arrangement howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person or part of all of any claim, debt, charge, fee or other obligation of any insurer, or its successors or assigns which has been declared to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

 11.03    -     DIVIDENDS: The Reinsurer shall not participate in the
                determination of, nor reimburse the Company for, any policyholder or other dividends paid by the Company.


                             ARTICLE XII: INSOLVENCY


 12.01    -     REINSURER'S OBLIGATION: In the event of the insolvency of the
                Company, the reinsurance afforded by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under the Subject Business, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator, or statutory successor.

 12.02    -     REINSURER'S NOTICE AND DEFENSE OF CLAIMS: The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. If more than one reinsurer is involved, such reinsurers may designate one reinsurer to act for all.

 12.03    -     DEFENSE EXPENSE: The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

 12.04    -     OFFSET: Any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any credits or claims then in existence and held by the other party may be offset against it.

12.05     -     RIGHTS OF PARTIES: Nothing hereinabove set forth in this Article shall in any way change the relationship or status of the parties hereto, nor enlarge the obligations of any party to any other except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability determined in the liquidation or receivership proceeding, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver, conservator, or statutory successor to allowed claimants. Nor, except as hereinabove specifically provided, shall anything in this
                Article in any manner create any obligation or establish any right against the Reinsurer in favor of any third parties or any other persons not parties to this Agreement.


                            ARTICLE XIII: ARBITRATION


13.01     -     RESOLUTION OF DISPUTES: As a condition precedent to any right arising under this Agreement, any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article. Either party may initiate arbitration of any dispute arising out of the provisions of this Agreement by giving written notice to the other party, by registered or certified mail, return receipt requested, of its intention to arbitrate and of its appointment of an arbitrator in accordance with
                Section 13.03.

13.02     -     COMPOSITION OF PANEL: Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Section 13.03 and
                Section 13.04.

13.03     -     APPOINTMENT OF ARBITRATORS: The members of the arbitration panel shall be chosen from disinterested persons knowledgeable in the insurance and reinsurance business. The party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration
                Association.

13.04     -     FAILURE OF PARTY TO APPOINT ARBITRATOR: If the respondent
                fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration
                Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in
                Section 13.03.

13.05     -     CHOICE OF LAW AND FORUM: Any arbitration instituted pursuant to this Article shall be held in New York, New York, or in a location to be mutually agreed upon by the Company and the Reinsurer and the laws of the State of New York, without regard to its conflict of laws rules, shall govern the interpretation and application of this Agreement.

13.06     -     SUBMISSION OF DISPUTE TO PANEL: Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

13.07     -     PROCEDURE GOVERNING ARBITRATION: All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usage of the insurance and reinsurance business.

13.08     -     ARBITRATION AWARD: The arbitration panel shall render its
                decision within sixty (60) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

13.09     -     COST OF ARBITRATION: Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

13.10     -     LIMIT OF JURISDICTION: The arbitration panel does not have the jurisdiction to authorize any punitive damage awards between the parties.


                  ARTICLE XIV: AGREEMENT, AMENDMENTS AND MERGER


14.01     -     AGREEMENT: This Agreement states the agreement originally made between the Company and the Reinsurer effective January 1, 2001 as evidenced by the Reinsurance Binder dated December 29, 2000.
                This Agreement replaces that Reinsurance Binder as the statement of the terms and conditions which the Company and the Reinsurer have agreed shall govern the obligations originally undertaken in the Reinsurance Binder.

14.02     -     AMENDMENTS: This Agreement may be amended only by mutual
                consent of the parties expressed in a written addendum executed by the parties with the same formalities as this Agreement, and such addendum shall be deemed to be an integral part of this Agreement and binding on the parties hereto.

14.03     -     MERGER CLAUSE: The parties hereto acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions. Further, the parties hereto agree that this Agreement is the complete and exclusive statement of the Agreement between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.


                            ARTICLE XV: MISCELLANEOUS


15.01     -     ACCESS TO RECORDS: The Reinsurer shall have the right to
                examine, at any reasonable time, all papers, books, accounts, documents and other records of the Company relating to the Subject Business. Upon request, the Company shall supply the Reinsurer, at the Reinsurer's expense, with copies of the whole or any part of such papers, books, accounts, documents and other records relating to the Subject Business. The Reinsurer's right of inspection under this Section 15.01 shall continue to exist after termination of this Agreement as long as one of the parties hereto has a claim against the other arising from this Agreement.

15.02     -     ALTERNATE CALCULATIONS:


                (a) If any calculation described in this Agreement produces a result which is substantially different from that contemplated by the parties to this Agreement, an alternate calculation which preserves the same principles as exemplified herein shall be prepared by the parties and mutually agreed upon. Any dispute with respect to such alternate calculation shall be resolved by Arbitration as provided in ARTICLE XIII: ARBITRATION.

                (b) If any pattern of actual transactions which has taken place is a pattern for which this Agreement does not specify a particular set of calculations, an alternate set of calculations which preserves the same principles as exemplified herein shall be prepared by the parties and mutually agreed upon. Any dispute with respect to such alternate set of calculations shall be resolved by Arbitration as provided in ARTICLE XIII: ARBITRATION.

15.03     -     COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.04     -     CURRENCY: All payments hereunder shall be made in United
                States dollars. All monetary amounts herein are in United States dollars. All reports and accounts hereunder shall be rendered in United States dollars. For the purpose of this Agreement where the Company receives premiums or pays losses in currencies other than United States dollars, such premiums and losses shall be converted into United States dollars at the actual rate of exchange at which such premiums and losses are entered in the Company's books.

15.05     -     DISCLOSURES AND APPROVALS: The Company represents and
                warrants, with respect to this Agreement and the transactions hereunder and with respect to any insurance or reinsurance written or assumed by the Company which is covered by this Agreement and all transactions thereunder, that all disclosures and approvals which are necessary or appropriate under any law or regulation have been made or obtained, or will be made or obtained in a timely manner.

15.06     -     ENTIRE AGREEMENT: The terms expressed herein constitute the entire agreement between the parties with respect to the Subject
                Business. There are no understandings between the parties with respect to the Subject Business other than as expressed in this Agreement.

15.07     -     ERRORS AND OMISSIONS: Inadvertent errors and omissions of any nature made by either party shall neither increase nor reduce the liability of either party from what that liability would have been had no such error or omission taken place. Upon discovery, the party committing an error or omission shall correct such error or supply such omission retroactively to the time such error or omission occurred, and advise the other party thereof as soon as possible.

15.08     -     PARTIES TO THIS AGREEMENT: This Agreement is a reinsurance agreement solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will any party other than the Company and the Reinsurer have any rights under this Agreement, and the Company will be and shall remain the only party hereunder that is liable to any contract holder or beneficiary of any Subject Business contract.

                This Agreement shall be binding upon all successors, assignees and transferees of the parties to this Agreement, provided, however, that neither this Agreement nor any rights or obligations under this Agreement may be assigned or transferred by either party without the prior written consent of the other party.

15.09     -     RELIANCE ON INFORMATION SUPPLIED BY THE COMPANY: The Company
                acknowledges that, at the Reinsurer's request, it has provided the Reinsurer, prior to execution of this Agreement by the parties, with the information described in Schedule D attached hereto and incorporated herein (hereinafter, the "Company
                Information"),. The Company represents that any assumptions the Company made in preparing the Company Information were based upon informed judgment and are consistent with sound actuarial principles. The Company represents that all factual information contained in the Company Information was, as of the date provided, complete and accurate in all material respects to the best of the Company's knowledge and belief. The Reinsurer has relied on Company Information and the foregoing representations in entering into this Agreement.

15.10     -     RIGHT OF OFFSET: Both the Company and the Reinsurer shall have, and may exercise at any time, the right to offset any balance or balances due the other.

                Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the Company and the Reinsurer, regardless of whether such balances are in respect of premiums, or losses or otherwise, and regardless of the capacity of any party, whether as reinsurer or reinsured or otherwise, under the various agreements involved.

15.11     -     TAXES: The Company shall be liable for all taxes, except
                income and profit taxes of the Reinsurer, on amounts paid to the Reinsurer under the terms of this Agreement, and shall indemnify and hold the Reinsurer harmless for any taxes which the Reinsurer may become obligated to pay on the Company's behalf.


                              ARTICLE XVI: SECURITY


16.01     -     SECURITY: Upon the Company's written request, the Reinsurer shall provide security to the Company for its obligations to the Company by providing access to funds held in Trust or Letters of Credit for the benefit of the Company, in accordance with the provisions set forth in this Article, or by providing any other form of security that would permit the Company to take credit for the reinsurance ceded hereunder.

16.02     -     LETTER OF CREDIT:

                (a) Upon the written request of the Company, the Reinsurer agrees that it will be the applicant for and provide the Company with a Letter or Letters of Credit, in a form acceptable to the Company and in conformity with the applicable regulations of the State of Iowa as respects credit for reinsurance, in an amount no less than the Reinsurer's remaining liability to the Company, as determined by the Company, to secure the obligations of the Reinsurer to the Company under this Agreement. The cost of such Letter(s) of Credit, if any, shall be borne by the Company.

                (b) The Reinsurer and the Company agree that the Letter(s) of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and shall be utilized by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company only for one or more of the following purposes:

                      (i) to reimburse the Company for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement, on account of cancellations of such policies;

                      (ii) to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under this Agreement;

                      (iii) to fund an account with the Company in an amount at
                            least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums; and

                      (iv) to pay any other amounts the Company claims are due under this Agreement.

                      All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

                (c) Should amounts be held pursuant to (b)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

                (d) Should any amounts drawn down on the Letters of Credit be in excess of the actual amounts required for (b)(i),
                      (b)(ii), or (b)(iii) above, or should any amounts subsequently be determined not to be due under (b)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were drawn down to the date they are returned.

                (e) Any interest calculated pursuant to the provisions of paragraphs (c) and (d) above shall be offset against any other obligations of the Reinsurer.

16.03     -     TRUST FUNDS:

                (a) Upon the written request of the Company, the Reinsurer may at its option provide funds in Trust for the benefit of the Company as an alternative or supplement to Letter(s) of Credit. Any such Trust Funds shall be held in accordance with the applicable regulations of the State of Iowa as respects credit for reinsurance. The cost of such Trust Funds, if any, shall be borne by the Company.

                (b) The assets deposited in the trust account shall be valued, according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types specified in the applicable regulations of the State of Iowa as respects credit for reinsurance, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Reinsurer or the Company.

                (c) Prior to depositing assets into the Trust account, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

                (d) All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.

                (e) The Reinsurer and the Company agree that the assets in the Trust account, established by the Reinsurer pursuant to the provisions of this Agreement, may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company only for one or more of the following purposes:

                      (i) to reimburse the Company for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement, on account of cancellations of such policies;

                      (ii) to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under this Agreement;

                      (iii) to fund an account with the Company in an amount at
                            least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums; and

                      (iv) to pay any other amounts the Company claims are due under this Agreement.

                      All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

                (f) The Company shall give the Reinsurer the right to seek approval from the Company to withdraw from the aforementioned Trust account all or any part of the assets contained therein and transfer such assets to the Reinsurer, provided:

                      (i) the Reinsurer shall at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount, or

                      (ii) after such withdrawal and transfer, the market value of the Trust account is no less than one-hundred-two percent (102%) of the required amount.

                (g) Should amounts be held pursuant to (e)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

                (h) Should any amounts withdrawn from the Trust account be in excess of the actual amounts required for (e)(i), (e)(ii), or (e)(iii) above, or should any amounts subsequently be determined not to be due under (e)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were withdrawn to the date they are returned.

                      (i) Any interest calculated pursuant to the provisions of paragraphs (g) and (h) above shall be offset against any other obligations of the Reinsurer.

16.04     -     OTHER FORMS OF SECURITY: The Reinsurer may, at its option, as an alternative or supplement to Letter(s) of Credit and Trust
                Funds, provide security in any other form that would permit the Company to take credit for the reinsurance ceded hereunder. Any such other form of security shall be in accordance with Iowa
                Insurance Department regulations. The cost of such other form(s) of security shall be borne by the Company.

16.05     -     PRIME RATES: Prime Rates shall be determined for each business day in New York City, and for non-business days shall equal the Prime Rate as determined for the most recent preceding business day. The PRIME RATES as published in The Wall Street Journal
                (Eastern Edition) shall be the primary source for the Prime
                Rates. If The Wall Street Journal does not publish such a rate for a business day, the Prime Rate shall be the maximum of the rates publicly announced by major banks in New York City as their "Prime Rates" applicable to such day.


                          ARTICLE XVII: SERVICE OF SUIT


17.01     -     SUBMISSION TO JURISDICTION: It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Agreement, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any Court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such Court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

17.02     -     SERVICE OF PROCESS: It is further agreed that service of
                process in any suit instituted against the Reinsurer arising out of this Agreement, may be made upon Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York

                10178-0060, U.S.A., Attention: F. Sedgwick Browne, and that in such suit the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

17.03     -     APPEARANCE: Morgan, Lewis & Bockius LLP are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

17.04     -     INSURANCE OFFICIAL AS ATTORNEY FOR SERVICE OF PROCESS: Further,
                pursuant to any statute of any State, Territory or District of the United States of America which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates
                Morgan, Lewis & Bockius LLP as the party to whom the said officer is authorized to mail such process or a true copy thereof.


                     ARTICLE XVIII: REINSURANCE INTERMEDIARY


18.01     -     REINSURANCE INTERMEDIARY: Swiss Re Atrium Corporation, 55 East
                52nd Street, New York, New York 10055, U.S.A., is hereby recognized as the Reinsurance Intermediary negotiating this Agreement.

18.02     -     COMMUNICATIONS: All communications, including but not limited to notices, reports, and statements, relating to this Agreement, shall be transmitted to the Company and the Reinsurer through the Reinsurance Intermediary.

18.03     -     PAYMENTS: All payments, including but not limited to premiums, expense allowances, and losses, relating to this Agreement shall be made directly between the Company and the Reinsurer, and not through any intermediary.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives,

In West Des Moines, Iowa, this                     day of                 , 2001
                               ------------------         ---------------


                       AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY


By:                                            By:
          -----------------------------            ----------------------------

Name:                                          Name:
          -----------------------------              --------------------------

Title:                                         Title:
          -----------------------------               -------------------------


And in New York, New York, this              day of                    , 2001
                               -------------        -----------------


                           ATLANTIC INTERNATIONAL REINSURANCE COMPANY LTD.


By:                                           By:
          --------------------------              -----------------------------

Name:                                         Name:
          --------------------------                ---------------------------

Title:                                        Title:
          --------------------------                 ---------------------------

                       EXHIBIT 1 - SAMPLE REPORTING FORMAT


QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS
FROM:  AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY
TO:  ATLANTIC INTERNATIONAL REINSURANCE COMPANY LTD.

ACCOUNTING PERIOD:
REPORT DATE:

SECTION A: COINSURANCE
1.  Section A Reinsurance Premium (Section 4.01(a))
     a. First- year Premiums
     b. Single Premiums
     c. Renewal Premiums
               Total Section A Reinsurance Premium

2.   a. Section A Subject Losses (Section 3.03(a))
     b. Section A Covered Losses (Section 3.04(a))

3.  Section A Expense Allowances (Section 4.02(a))
     a. First Year Expense Allow = 100% * (First year + Single Prems)
     b. Renewal Exp Allow = $.25 per Subject Business contract
               Total Section A Expense Allowances

4.  Section A Cash Settlement = 2b + 3 -1

5.  Risk and Expense Charge (Section 5.04)

6.  Increase in Coinsurance Reserves

7.  Experience Account Gain =  - 4 - 5 - 6   (Section 5.02)

8.  Experience Account Balance = Prior EAB + 7  (Section 5.01)

SECTION B: YEARLY RENEWABLE TERM
1.  Section B Reinsurance Prem (Section 4.01(b))
     a. Age related portion calculated using Schedule B
     b. Policy fee of $18.75 per contract in force at beginning of period
     c. 50% of Surrender gains for period
               Total Section B Reinsurance Premium

2.  a. Section B Subject Losses (Section 3.03(b))
    b. Section B Covered Losses (Section 3.04(b))

                                                                      CALCULATED
3.  Section B Expense Allowances (Section 4.02(b)) ALLOWANCE  PREMIUMS ALLOWANCE
                                                   ---------  -------- ---------
     a. 2.25% of Single & first year prem on contracts w/s.c.< = 15%
     b. 3% of single & first year premium on contracts w/s.c. > 15%
     c. 1% of single premium on SPDA 6-5 contracts
     d. Absolute value of any negative Cash Settlement Adjustment per
         Section 7.01
               Total Section B Expense Allowances = a + b + c - d

4.  Section B Cash Settlement = 2b + 3 - 1

LOSS CARRYOVER (Section 7.02)
1.  Cash Balance at last Settlement Date
2.  Interest on Cash Balance from last Settlement Date to current SD
3.  Total Settlement for Accounting Period

4.  TARGET CASH BALANCE AT END OF ACCOUNTING PERIOD (SCHED. C)
5.  Loss Carryover = max (0, 1 + 2 + 3 - 4)

EXPERIENCE REFUND OR SECTION B EXPENSE ALLOWANCE ADJUSTMENT ( Section 7.01)
1.  Target Cash Balance at end of Accounting Period (Schedule C)
2.  Tentative Settlement for Accounting Period
3.  Cash Balance at last Settlement Date
4.  Interest on Cash Balance from last Settlement Date to current SD
5.  Loss Carryover for prior Accounting Period
6.  Risk and Expense Charge
7. Adjustment = 1 - 2 - 3 - 4 - 5 - 6. If negative, reduce Sect. B Expense Allowances; if positive, pay to AE as Experience Refund

TOTAL SETTLEMENT (Section 9.06)
1.  Tentative Settlement: Section A, (7) + Section B, (4)
2.  Experience Refund
3.  Cost of Security
4. Total Settlement 1 + 2 - 3. If positive, pay to AE; if negative, pay to Reinsurer

CASH  BALANCE (Section 6.01)
1.  Cash Balance at prior Settlement Date
2.  Total Settlement from above
3. Interest on Cash Balance from last Settlement Date to current SD Cash Balance = 1 + 2 + 3

INTEREST ON CASH BALANCE FROM LAST SETTLEMENT DATE TO CURRENT SD
1.  Cash Balance at prior Settlement Date
2.  Cash Balance Rate for period (Section 6.03)
3.  Interest on Cash Balance = 1 * 2


SUPPLEMENTAL INFORMATION                  ACCOUNT       SURRENDER    GROSS
------------------------      NUMBER OF   VALUES IN     VALUES IN    STATUTORY
                              CONTRACTS   FORCE         FORCE        RESERVES

Beginning of Period
+ Additions
- Terminations
End of Period

Cash Balance Rate
90 Day LIBOR
Number of Days Cash Balance > 0  during Accounting Period
Prior Accounting Period Date


SAP Entries
             Premiums Ceded (sum of Coins. & YRT)
     Other income (allowances & adjustments, pos. or neg.)

                     Death Benefits Ceded
                   Surrender Benefits Ceded
                  Increase in Reserves Ceded

                  Effect on Statutory Income:
              Cumulative Effect on Stat. Income:

GAAP Entries - Income
                   Interest Paid on Deposits
Possibly entries for change in assets and change in liabilities

                 -Balance Sheet
                 Asset: Cash & Invested Assets
Liability:  Deposits

                                   SCHEDULE A-
                        SUBJECT BUSINESS CONTRACT (TYPES)

FPDA 1
FPDA 1 (3%)
FPDA 2
FPDA 3
FPDA 5
FPDA 6
Super7
SPDA 1
SPDA 2
SPDA 6 with a 5-year interest guarantee only ("SPDA 6-5")

Index 1
Index 3
Infinity (Index 4)
Ultimate (Index 5)
New Horizons (Index 6)
Optimum (Index 8)
The Dow (Index 10)
The Russell 2000 FIA (Index 12)
The Performance Annuity (Index 13)
The New Millenium (Index 2000)
El Toro Bravo


                                  SCHEDULE B -
                    YRT BASE RATES BY AGE (NEAREST BIRTHDAY)

-------------------- ------------------ ------------------ ------------------- ------------------- -------------------
       AGE              YRT RATE              AGE             YRT RATE              AGE               YRT RATE
-------------------- ------------------ ------------------ ------------------- ------------------- -------------------
        0               0.02994               35              0.00777               69                0.09795
        1               0.00231               36              0.00816               70                0.10629
        2               0.00165               37              0.00852               71                0.11517
        3               0.00120               38              0.00885               72                0.12477
        4               0.00099               39              0.00909               73                0.13509
        5               0.00087               40              0.00936               74                0.14628
        6               0.00081               41              0.00972               75                0.15840
        7               0.00075               42              0.01023               76                0.17166
        8               0.00066               43              0.01092               77                0.18621
        9               0.00057               44              0.01176               78                0.20127
        10              0.00045               45              0.01272               79                0.21987
        11              0.00048               46              0.01377               80                0.23964
        12              0.00072               47              0.01488               81                0.26184
        13              0.00126               48              0.01596               82                0.28698
        14              0.00195               49              0.01713               83                0.34737
        15              0.00273               50              0.01839               84                0.37389
        16              0.00348               51              0.01983               85                0.40257
        17              0.00405               52              0.02163               86                0.43437
        18              0.00441               53              0.02382               87                0.46662
        19              0.00456               54              0.02634               88                0.49854
        20              0.00468               55              0.02916               89                0.53100
        21              0.00489               56              0.03213               90                0.56544
        22              0.00501               57              0.03534               91                0.60375
        23              0.00507               58              0.03879               92                0.64626
        24              0.00519               59              0.04254               93                0.69240
        25              0.00522               60              0.04653               94                0.73923
        26              0.00528               61              0.05709               95                0.78447
        27              0.00540               62              0.05535               96                0.82314
        28              0.00558               63              0.06018               97                0.85962
        29              0.00585               64              0.06537               98                0.89391
        30              0.00615               65              0.07083               99                0.92601
        31              0.00642               66              0.07671               100               0.95595
        32              0.00669               67              0.08313               101               0.98376
        33              0.00702               68              0.09021               102               1.00000
        34              0.00735


                                            SCHEDULE C -
                                        TARGET CASH BALANCES



                      END OF ACCOUNTING
                      PERIOD                               TARGET CASH BALANCE

                         1                              $15,000,000
                         2                                         15,000,000
                         3                                         14,318,000
                         4                                         13,636,000
                         5                                         12,954,000
                         6                                         12,272,000
                         7                                         11,590,000
                         8                                         10,908,000
                         9                                         10,226,000
                        10                                    9,544,000
                        11                                    8,862,000
                        12                                    8,180,000
                        13                                    7,498,000
                        14                                    6,816,000
                        15                                    6,134,000
                        16                                    5,452,000
                        17                                    4,770,000
                        18                                    4,088,000
                        19                                       3,406,000
                        20                                    2,724,000
                        21                                    2,042,000
                        22                                    1,360,000
                        23                                            678,000
                        24 and thereafter                                 0


                                  SCHEDULE D -
                             COMPANY INFORMATION


1. Facsimile Transmission (subject: Information Requested by Will) dated November 22, 2000 from Brent Mardis to Marvin Fineman

2. Memorandum (subject: Reinsurance Term Sheet) dated December 11, 2000 from Wendy Carlson and Brent Mardis to Wilfred Romero and Gary Winterbottom

3. Statement of Investment Objectives and Policy for American Equity Investment Life Insurance Company

4. Schedule of Future Production Estimates (2001 - 2003) and Production History (1997 - 2000) for American Equity Investment Life Insurance Company

5. Schedule of Partial Withdrawals, Surrenders and Deaths for the time period January 1, 2000 - September 30, 2000 for policies issued in 1997, 1998, 1999, and 2000

6. Schedule dated February 17, 2000 of Partial Withdrawals and Surrenders for the time period January 1, 1999 - December 31, 1999 for policies issued in 1997, 1998, 1999 and 2000

7.  Schedule entitled "Asset Model - Mutliple Scenario Summary" (model name:
    IST06) dated August 14, 2000

8.  Schedule entitled "Asset Model - Multiple Scenario Summary" (model name:
    FST06) dated August 14, 2000

9. Asset Model dated October 26, 2000 for calendar years 2000 through 2019, Level and Uniformly Increasing

10. TAS-Data Entry Facility screen shot entitled "Asset/Liability Model Crediting Data [aelap] - Excess Lapse"

11. Draft of Schedule D - Part 1 dated October 5, 2000 of the Annual Statement for the Year 2000 of American Equity Investment Life Insurance Company

12. Draft of the Actuarial Appraisal of American Equity Investment Life Insurance Company prepared by Milliman & Robertson, Inc., as of December 31, 1999 and dated April 10, 2000

13. Facsimile Transmission (subject: Cash Flow Testing Summaries) dated October 23, 2000 from Brent Mardis to Dimitry Stambler

14. Agent's Kit for American Equity Investment Life Insurance Company